UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  September 15, 2006

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	333-85950	68-0479553
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2041 Forest Avenue, Chico, California	95928
(Address of principal executive offices)	(Zip Code)

(530) 899-2344

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

(a)

This 8-K amends the 8-K filed on September 15, 2006, which showed a dividend of six cents per share. The correct information is as follows: The Board of Directors of Registrant approved a seven cent per share dividend at their meeting of September 12, 2006. Refer to attached Exhibit 99.1 Press Release for details.

Item 9.01	Financial Statements and Exhibits

	99.1	Press Release dated September 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	9-15-06	By:	/s/ K C Robbins
Keith C. Robbins
President & Chief Executive Officer